EXHIBIT 99

FOR IMMEDIATE RELEASE

	Contact:	Anita Novak (Investors)
EMC INSURANCE GROUP INC. ANNOUNCES		515-345-2515
REVISED 2009 ANNUAL GUIDANCE, ISSUES 2010		Lisa Hamilton (Media)
ANNUAL GUIDANCE, AND REPORTS A CHANGE TO		515-345-7589
THE QUOTA SHARE REINSURANCE AGREEMENT
BETWEEN ITS REINSURANCE SUBSIDIARY AND
EMPLOYERS MUTUAL CASUALTY COMPANY

DES MOINES, Iowa (February 3, 2010) – EMC Insurance Group Inc. (Nasdaq/NGS:EMCI) (the “Company”) today announced that management is increasing its 2009 operating income1 guidance from the previous range of $1.80 to $2.05 per share, to a revised range of $2.50 to $2.60 per share. The revised range is based on a projected GAAP combined ratio of 100.2 percent.  Additional financial information will be available when management reports fourth quarter and year-end financial results on February 25, 2010.  For 2010, management is projecting operating income in a range of $1.90 to $2.15 per share based on a projected GAAP combined ratio of 103.7 percent.

The Company also announced that the terms of the quota share reinsurance agreement between the Company’s reinsurance subsidiary, EMC Reinsurance Company, and Employers Mutual Casualty Company (Employers Mutual), the Company’s parent organization, have been revised for 2010. Effective January 1, 2010, the reinsurance subsidiary’s retention, or cap, on losses assumed per event increased from $2.0 million to $3.0 million.  This change is a result of management’s efforts to ensure that the terms of the agreement are fair and equitable to both parties. This revision was approved at a joint meeting of the Inter-Company Committees of the boards of directors of the Company and Employers Mutual on January 28, 2010.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty groups in Iowa and among the top 60 insurance groups nationwide based on premium volume. For more information, visit our website.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements.  Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•	catastrophic events and the occurrence of significant severe weather conditions;
•	the adequacy of loss and settlement expense reserves;
•	state and federal legislation and regulations;

•	changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•	rating agency actions;
•	“other-than-temporary” investment impairment losses; and
•	other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe”, “expect”, “anticipate”, “estimate”, “project” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.

1The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income.